UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 21, 2025

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On November 24, 2025, Six Flags Entertainment Corporation (the “Company”) announced the appointment of John Reilly as President and Chief Executive Officer of the Company, effective December 8, 2025. The Company also announced Mr. Reilly’s appointment to the Board of Directors of the Company (the “Board”), effective December 8, 2025, as a Class III director, with a term expiring at the 2027 annual meeting of the stockholders of the Company.

Mr. Reilly succeeds Richard Zimmerman, who, as previously announced on August 6, 2025, is stepping down as the Company’s President and Chief Executive Officer. Mr. Zimmerman will step down from his role as President and Chief Executive Officer and from the Board, effective December 8, 2025.

Mr. Reilly, age 57, most recently served as Group Chief Operating Officer of Parques Reunidos Servicios Centrales, S.A. Mr. Reilly previously served as Chief Executive Officer and Managing Director of Palace Entertainment (a subsidiary of Parques Reunidos) from 2019 to 2025. Prior to Parques Reunidos, Mr. Reilly served in various roles at SeaWorld Parks and Entertainment, include serving as Chief Operating Officer in 2019, as Interim Chief Executive Officer from 2018 to 2019, as the Chief Parks Operations Officer from 2016 to 2018, as Park President of SeaWorld and Aquatica California from 2010 to 2016, as Vice President of Merchandising in 2009 and in various roles at Busch Entertainment Corporation from 1985 to 2009. Mr. Reilly holds a Bachelor of Arts degree from The College of William & Mary, and an MBA from the University of Miami.

In connection with Mr. Reilly’s appointment, on November 21, 2025, the Company entered into an employment agreement, effective December 8, 2025, with Mr. Reilly for a period of three years subject to automatic renewal for successive one-year periods thereafter. Under the terms of the employment agreement, Mr. Reilly will report directly to the full Board. The employment agreement provides for, among other things, an initial base salary of $1,100,000 per year, subject to annual review by the Board for possible increase. Mr. Reilly will participate in the Company’s annual bonus program with an initial target rate of 150% of his base salary and a maximum bonus of 300% of his base salary, with performance metrics established by the People, Culture & Compensation Committee of the Board (the “PCCC”). The employment agreement also provides that Mr. Reilly will receive an annual equity grant during each year of the term of the agreement (beginning in 2026) with a target value of $5,625,000 on the date of grant, to be the same as such goals approved by the PCCC for other senior executives of the Company. Mr. Reilly will also receive a day one equity grant with a target value of $7,500,000 (comprised of (i) $2,500,000 grant date value in the form of restricted stock units and (ii) $5,000,000 grant date value in the form of performance stock units) scheduled to vest on the third anniversary of the grant date subject to Mr. Reilly’s continued service with the Company and the achievement of applicable performance goals (in the case of the performance stock units) as to be set forth in the award agreement evidencing such award. Mr. Reilly will participate in benefit plans on the same basis as other senior executives, including medical, disability, life, 401(k) and deferred compensation plans.

In the event of involuntary termination by the Company without Cause or by Mr. Reilly for Good Reason (each as defined in the employment agreement), Mr. Reilly would be entitled to (i) a cash payment equal to two times the sum of base salary and target annual bonus, payable in installments (ii) any unpaid annual bonus for the year prior to the year of termination, (iii) a pro-rata annual bonus for the year in which termination occurs, (iv) a cash payment equal to the cost of participation in the Company’s group medical plans for 18 months, and (v) any outstanding equity awards that are scheduled to vest within 18-month period following termination shall become fully vested with performance-based awards subject to achieving performance goals. In the event that an involuntary termination occurs within 12 months following a Change in Control (as defined in the employment agreement), Mr. Reilly is entitled to generally the same severance payments and benefits as described above, except that all outstanding equity awards under the Stock Incentive Plan (as defined in the employment agreement) shall become fully vested, with performance-based awards deemed to be vested at target. All severance payments and benefits under the employment agreement are subject to Mr. Reilly signing a release of claims against the Company.

Under the terms of the employment agreement, Mr. Reilly is subject to restrictive covenants, during and for specified periods following termination of employment, relating to competing against the Company, soliciting business partners, customers or employees of the Company, confidentiality restrictions and a non-disparagement covenant.

Mr. Reilly has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Reilly and any other persons pursuant to which he was selected as a director and Chief Executive Officer of the Company. There are no transactions between Mr. Reilly and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the executed version of such agreement, a copy of which is to be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Employment Agreement Amendments

On November 21, 2025, the Company entered into amendments to employment agreements (collectively, the “Amendments”) with each of Tim Fisher, Brian Witherow, Brian Nurse, Christian Dieckmann, Ty Tastepe, and David Hoffman (each an “Executive” and collectively, the “Executives”) which amends their respective employment agreements (each agreement, an “Employment Agreement”).

The Amendments provide for, among other things, the payment of a retention bonus to each Executive, less applicable tax withholdings, payable in a lump sum on July 1, 2026, subject to continued employment with the Company through such date. The individual retention amounts applicable to each Executive are as follows: (i) Tim Fisher - $750,000, (ii) Brian Witherow - $670,000, (iii) Brian Nurse - $600,000, (iv) Christian Dieckmann - $500,000 (v) Ty Tastepe - $460,000, and (vi) David Hoffman - $450,000. If the Executive’s employment terminates for any reason prior to July 1, 2026, the retention bonus will be forfeited.

The Amendments also provide for an increase in the level of cash severance benefits that are provided under the respective Employment Agreement applicable to a termination without Cause, Disability or resignation for Good Reason (each as defined in the Employment Agreements) for a one-year period following the expiration of the Change in Control severance protection period that applied for two years following the closing of the merger of the former Six Flags Entertainment Corporation and Cedar Fair, L.P. on July 1, 2024. Thus, pursuant to the Amendments, in the event that an Executive is terminated without Cause, Disability or resignation for Good Reason during the period July 1, 2026 through June 30, 2027 (which is the expiration date of the Employment Agreements), such Executive will be entitled to receive cash severance payments equal to two times the sum of base salary and target annual cash incentives in effect at the time of termination, in addition to certain non-cash severance benefits applicable under the existing terms of the Employment Agreements. The cash severance payments are made in a cash lump sum on the Company’s next regularly scheduled payroll date following the 60th day after the Executive’s termination date, subject to the Executive’s timely execution and non-revocation of a release of claims and compliance with applicable restrictive covenants, in each case in accordance with the terms of the applicable Employment Agreement.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the executed version of each Amendment, copies of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 7.01	Regulation FD Disclosure.

On November 24, 2025, the Company issued a press release announcing the leadership transition at the Company. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 24, 2025 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2025	SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

	By:	/s/ Brian Witherow
	Name:	Brian Witherow
	Title:	Chief Financial Officer